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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 7, 1997 (except as to the first paragraph of Note 10, as to which the date is
November   , 1997), in Amendment No.1 to the Registration Statement (Form S-1
No. 333-38379) and related Prospectus of Focal, Inc. for the registration of 2,875,000 shares of its common stock.


                                                    ERNST & YOUNG LLP

Boston, Massachusetts

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    The foregoing consent is in the form that will be signed upon the Company obtaining stockholder approval for the reverse stock split described in the first paragraph of Note 10 to the financial statements.

                                                    /s/ ERNST & YOUNG LLP

Boston, Massachusetts


November 7, 1997